Exhibit 10.31

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Sixth Addendum and Amendment to Support Services Agreement

This SIXTH ADDENDUM AND AMENDMENT TO SUPPORT SERVICES AGREEMENT by and among PEAK6 Investments, L.P. (“Providing Party”), Apex Clearing Holdings LLC (“ACH”) and Apex Clearing Corporation (“Apex”) is made and entered into as of January 1, 2018 (this “Addendum”).

WHEREAS, on June 5, 2012, Providing Party and ACH entered into that certain Support Services Agreement (the “Original Agreement”); and

WHEREAS, on December 1, 2012, ACH, Providing Party and Apex entered into an Addendum and Amendment to add Apex as a party to the Original Agreement; and

WHEREAS, ACH, Providing Party and Apex desire to enter into this Addendum to specify responsibilities required by Apex for Apex to continue to receive certain pricing services from the Providing Party.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Use of Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Original Agreement shall have such meanings when used in this Addendum.

ARTICLE II

AMENDMENTS

Section 2.1 Charges for Services.

(a) The parties agree that the fee arrangement for the services set forth below was determined in accordance with Section 4 of the Original Agreement, as amended, and is applicable for the services specified below as of January 1, 2018 and continuing for as long as such services are provided or until earlier amended pursuant to the Original Agreement.

(i) Pricing and Infrastructure Services Provided by Providing Party. Subject to Section 2.1(b) hereof, Providing Party will provide Apex with any of the pricing and infrastructure consulting services outlined below. The cost for these services is as follows:

[****]

(ii) Other Consulting Services Provided by Providing Party. Subject to Section 2.1(b) hereof, Providing Party will provide Apex with certain additional consulting services, listed below, and, from time to time, services from specific individuals. Providing Party will bill Apex, in accordance with the Original Agreement, for the actual time spent rendering such services to Apex.

Finance	Legal and Contract Negotiation
Tax	Facilities
HR & Recruiting	Business Development
Consulting	Technology Management
Marketing	Compliance

(iii) Pricing and Infrastructure Services Provided by Apex. Subject to Section 2.1(b) hereof, Apex will provide Providing Party with any of the pricing and infrastructure consulting services outlined below. The cost for these services is as follows:

[****]

(b) The parties agree that each of the services listed as a line item in Section 2.1(a) hereof may be terminated individually without penalty by Apex or Providing Party by providing written notice, which may be via email sent by an authorized officer of such party, to the other party. Such termination shall be effective beginning the final day of the month in which such written notice is received by the other party, and, upon such termination effective date, the party receiving such terminated service shall no longer be obligated to pay for such terminated service.

ARTICLE III

MISCELLANEOUS

Section 3.1 References to the Original Agreement. Except for the amendments expressly set forth above, the Original Agreement is unmodified hereby. Reference to this specific Addendum need not be made in the Original Agreement, or any other instrument or document executed in connection therewith, or in any certificate, any reference in any of such items to the Original Agreement being sufficient to refer to the Original Agreement as amended hereby. This Addendum is expressly made a party of the Original Agreement.

Section 3.2 Amendments. This Addendum, including the costs and services set forth herein, may be amended, modified or supplemented at any time by mutual written agreement of the parties to this Addendum, which agreement may be via email between authorized officers of the parties hereto.

Section 3.3 Incorporation of Provisions. Sections 7 and 14 of the Original Agreement are incorporated by reference herein mutatis mutandis.

**********

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representative with effect as of January 1, 2018.

PEAK6 INVESTMENTS, L.P.

By:	/s/ Jay Coppoletta
Name: Jay Coppoletta
Title: Chief Corporate Development & Legal Officer

APEX CLEARING HOLDINGS LLC

By:	/s/ Jay Coppoletta
Name: Jay Coppoletta
Title: Manager

APEX CLEARING CORPORATION

By:	/s/ William Capuzzi
Name: William Capuzzi
Title: Chief Executive Officer